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                                                                   EXHIBIT 10.14


[LOGO]                             AlliedSignal Inc.            201 455 3997
                                   P.O. Box 2245                201 455 2608 Fax
                                   Morristown, NJ 07962-2245

DONALD J. REDLINGER
Senior Vice President
Human Resources


December 21, 1993

Mr. Alan Belzer
AlliedSignal Inc.
101 Columbia Road
Morristown, NJ 07962

Dear Alan:

This letter will confirm our understanding regarding the extent of your salary continuation and other benefits to which you are entitled as a result of the termination of your employment on December 31, 1993.

SALARY CONTINUATION

For the 36-month salary continuation period commencing with your termination date on December 31, 1993, your compensation at an annual rate of $765,000 with benefits as set forth below and as described in, and subject the conditions set forth in, the AlliedSignal Inc. Severance Plan for Senior Executives, will continue to be paid through December 31, 1996 (the 'Severance Period'). The Severance Period includes a ninety (90) day notice period for purposes of certain benefit programs. You will receive payment for earned unused vacation.

INCENTIVE COMPENSATION DURING SALARY CONTINUATION

You will be eligible for full bonus consideration for 1993. In addition, incentive compensation payments will be made under the Severance Plan for Senior Executives for calendar years of 1994, 1995 and 1996. Such incentive compensation payments will be based on a target bonus percentage of 75% in accordance with the Plan.

STANDARD COMPANY PROVIDED BENEFITS

You may elect to retain your coverage in the Group Life and Health Insurance Programs at active employee rates through the end of the month in which salary continuation ends; provided, however, group life and medical insurance will cease on the date you become eligible for similar coverage from a subsequent employer.

EXECUTIVE LIFE INSURANCE

Your Executive Life coverage of $3,060,000 is 100% vested and will remain in force until you reach age 65. At age 65, ownership of the company owned policies ($3,060,000) will be transferred to you. The cash value of the policy will be taxable to you at that time. However, there will be cash available to borrow to offset a 30% tax liability.



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EXECUTIVE STOCK OPTIONS

The Committee has approved the vesting of all stock options effective December 31, 1993. As a participant in the Corporation's Stock Plan, you will have until the lapse dates noted below to exercise these options.

            PREVIOUSLY    COMMITTEE
DATE OF       VESTED       VESTED      OPTION
 GRANT        SHARES       SHARES      PRICE     LAPSE DATE
- - - - - --------    ----------    ---------    ------    ----------
02/04/87       7,500         --        $46.38    02/04/1997
02/03/89      50,000         --        $34.75    02/03/1999
02/09/90      56,250        18,750     $35.44    02/08/2000
02/01/91       --           37,500     $28.69    01/31/2001
03/26/92      32,800        49,200     $54.07    03/25/2002
03/25/93       --           83,000     $68.69    03/24/2003

The accompanying performance units on the non-qualified options will lapse without value.

     For assistance in exercising your options, please contact Mark Wolitzer in Morristown at (201) 455-5435.

RESTRICTED UNITS

The Committee approved the lapsing of restrictions on all outstanding restricted units as of December 30, 1993.

YEAR OF AWARD                       UNVESTED UNITS
- - - - - --------------                      --------------
     1989                               40,000
     1990                                1,875
     1991                                7,000
     1992                                3,750
     1993                                2,635

The units will be paid in one of two ways:

          [*] 100% stock  upon receipt  of  a check  from  you for  the  minimum
              Federal and State tax withholding

          [*] 50% stock, 50% cash with minimum withholding deducted from the cash

RETIREMENT BENEFITS

At the end of the Severance Period, you will be eligible for a 80-point pension. You will be provided with an estimate of your pension benefits and options available to you in accordance with the Plan, under separate cover. Your qualified benefits will be paid in an annuity form, while your non-qualified benefit can be paid in a lump sum, with approval.

ALLIEDSIGNAL SAVINGS PLAN

As a participant in the AlliedSignal Savings Plan (ASSP), you may elect to continue to participate in ASSP through the earlier of the conclusion of the salary continuation period or the date on which you become eligible to participate in a similar plan sponsored by a subsequent employer. If you so elect, you will be required to continue to make contributions to ASSP by payroll deduction from any severance payments due you and per ASSP the company will also continue its contributions. Following the severance period, you will be entitled to a distribution from ASSP in the manner described in the Plan.



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SUPPLEMENTAL SAVINGS PLAN

Participation in the Supplemental Savings Plan may continue during the salary continuation period. Participation as well as withdrawals and distributions will be in accordance with the terms of the Plan.

PERQUISITES

You will be permitted to purchase your company car for 75% of the fair market value. The amount by which the fair market value exceeds the purchase price will be included as income on your 1993 W-2.

Financial and estate planning assistance will be paid by the company on your behalf through calendar year 1994. Tax preparation will be paid by the Company on your behalf for tax years 1993 and 1994.

All other company-provided perquisites will cease on December 31, 1993.

CONTINGENCIES

If you become ill while on this severance arrangement, you will continue to receive severance pay. In the event of your death during the severance period, any remaining payments will be made to your designated beneficiary.

CONFIDENTIALITY

You will continue to be bound by your existing agreement with the Corporation regarding disclosure of trade secrets or other confidential information divulged to or acquired by you during or in connection with your employment with the Corporation.

In the event of your death during the severance period, any remaining payments should be paid to:

                Debra L. Cruz and
              Frances Belzer Reid -- Daughters
        Name: __________________________________

        Social Security Number: ________________

        Address: _______________________________

                 _______________________________

                 _______________________________

If no designation has been made, or if the designated beneficiary shall predecease you, any such balance shall be paid to your estate.

GENERAL RELEASE

In consideration of the foregoing, you hereby release the Corporation from any and all claims which you now, or hereafter may have in connection with your employment or the termination thereof, except for such claims as you may have with respect to the benefits set forth above.



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Please sign and date the original and  the enclosed copy in  the  space provided below, retain the signed original for your files and return the copy to me.

                                          AlliedSignal Inc.

                                          BY: /s/ D.R. REDLINGER
                                              ------------------
                                          Agreed: /s/ A. BELZER
                                                 --------------
                                          Date: 12/21/93
                                                ----------------

I elect/ [the words 'do not elect' are crossed out here in the paper format] to continue Group Life and Medical Insurance through the Severance Period.

                                                      12/21/93
                                                      --------
                                                       (Date)

I request that my restricted units be paid in (select one):

                          100% stock
        -----------------
               X          50% stock, 50% cash
        -----------------